UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2005
Date of Report
(Date of earliest event reported)

SCIENTIFIC TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Oregon	0-12254	77-0170363
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6550 Dumbarton Circle
Fremont, CA    94555
(Address of principal executive offices including zip code)

(510) 608-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, the board of directors of Scientific Technologies Inc. ("STI"), acting upon the recommendation of the compensation committee of the board of directors, adopted an Incentive Bonus Plan that provides for the payment of annual cash bonuses to participating employees. The plan is designed to provide compensation incentives for participating employees, including the chief executive officer and other executive officers, based on individual performance and corporate- and divisional-level performance goals. The compensation committee will be the administrator of the plan, and will, among other responsibilities, select employees entitled to participate in the plan based on the recommendations of STI's chief executive officer.

Annual bonuses paid under the plan will be based upon a targeted percentage, as determined by the compensation committee, of each participating employee's annual base salary. The actual bonus amount, if any, will be calculated based upon a formula that incorporates the participant's annual employee rating and certain performance milestones of either STI as a whole or a particular division of STI, as determined for each participant by the compensation committee. The performance milestones for STI will include revenues, gross margin, operating profit, accounts receivable collections and net inventory turnover. The performance milestones for each division of STI will be approved by the compensation committee.

Scores assigned for the achievement of corporate and divisional milestones will be aggregated and averaged on a weighted basis. Underachievement or overachievement of performance milestones can result in lower or higher scores for those milestones, and, as a result, lower or higher bonus payments than the targeted percentage. However, no bonus will be paid to a participant if STI or the division, as applicable, does not achieve an operating profit for the fiscal year, regardless of the satisfaction of other milestones. In addition, bonus payments will be reduced on a prorated basis to the extent that STI's or the division's operating profit is less than double the aggregate STI or divisional bonus payments that would otherwise be payable.

Among the employees initially designated as participants in the plan are the following executive officers: James Ashford, James Lazzara, Joseph Lazzara, Ralph Marimon, Frank Webster and James Vella. The annual bonus amounts will be targeted at 17.5% of annual base salary for each of Mr. Ashford, Mr. James Lazzara and Mr. Joseph Lazzara, and 15.0% of annual base salary for each of Mr. Marimon, Mr. Webster and Mr. Vella. In each case, the formula used to determine the officer's bonus, if any, will include the performance milestones established for STI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2005	Scientific Technologies Inc.
By: /s/ Joseph J. Lazzara Joseph J. Lazzara Chief Executive Officer